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                                                                    Exhibit 23.1
                                                                    ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 21, 2002 (except with respect to the matter discussed in note 14 as to which the date is February 19, 2002) included in Cytyc Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


                                    /s/ Arthur Andersen LLP


Boston, Massachusetts
May 21, 2002